UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ____________________________________________
FORM 8-K
____________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 19, 2023
____________________________________________
LYONDELLBASELL INDUSTRIES N.V.
(Exact Name of Registrant as Specified in Charter)
 ____________________________________________

Netherlands	001-34726	98-0646235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1221 McKinney St.,		4th Floor, One Vine Street
Suite 300		London	Delftseplein 27E
Houston,	Texas	W1J0AH	3013AA	Rotterdam
USA	77010	United Kingdom	Netherlands
(Addresses of principal executive offices) (Zip code)

(713)	309-7200	+44 (0)	207	220 2600	+31 (0)	10	2755 500
(Registrant’s telephone numbers, including area codes)
(Former Name or Former Address, if Changed Since Last Report)
_____________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Ordinary Shares, €0.04 Par Value	LYB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.

At the annual general meeting of shareholders of LyondellBasell Industries N.V. (the “Company”) held on May 19, 2023 (the “Annual Meeting”), shareholders representing 292,481,209 shares of the Company, or approximately 89.9% of shares entitled to vote at the Annual Meeting, were present in person or by proxy. The Company’s shareholders voted on and approved each of the matters set forth below.
Proposal 1

The election of 11 director nominees to serve as members of the board of directors of the Company until the annual general meeting of shareholders in 2024 was approved based on the following votes:

	FOR	AGAINST	WITHHOLD	BROKER NON-VOTES
Jacques Aigrain	271,658,615	7,530,234	278,561	13,013,799
Lincoln Benet	271,920,717	7,409,386	137,307	13,013,799
Robin Buchanan	265,607,246	13,632,404	227,760	13,013,799
Anthony (Tony) Chase	273,786,757	5,524,255	156,398	13,013,799
Robert (Bob) Dudley	271,956,923	7,346,037	164,450	13,013,799
Claire Farley	270,063,392	9,188,504	215,514	13,013,799
Rita Griffin	278,632,351	714,454	120,605	13,013,799
Michael Hanley	278,548,231	797,163	122,016	13,013,799
Virginia Kamsky	271,356,267	7,949,069	162,074	13,013,799
Albert Manifold	270,119,343	9,182,728	165,339	13,013,799
Peter Vanacker	278,652,279	680,158	134,973	13,013,799
Proposal 2
The discharge of directors from liability was approved based on the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
277,312,367	1,241,450	913,593	13,013,799

Proposal 3
The adoption of the Company’s Dutch statutory annual accounts for the year ended December 31, 2022 was approved based on the following votes:

FOR	AGAINST	ABSTAIN
291,365,522	274,988	840,699

Proposal 4

The appointment of PricewaterhouseCoopers N.V. as the auditor of the Company’s Dutch statutory annual accounts for the year ending December 31, 2023 was approved based on the following votes:

FOR	AGAINST	ABSTAIN
290,313,150	2,052,373	115,686
Proposal 5

The ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023 was approved based on the following votes:

FOR	AGAINST	ABSTAIN
290,329,229	2,039,754	112,226
Proposal 6

An advisory resolution approving the compensation of the Company’s Named Executive Officers (“say-on-pay”) was approved based on the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
272,594,744	6,627,652	245,014	13,013,799
Proposal 7

The shareholders approved, on an advisory basis, the frequency of “1 year” for the holding of the say-on-pay vote. The voting results are as follows:

1 YEAR	2 YEARS	3 YEARS	ABSTAIN	BROKER NON-VOTES
271,792,399	175,644	7,300,795	198,572	13,013,799
Based on the results of this advisory vote, and consistent with the Board’s recommendation, the Board determined that the advisory vote on executive compensation will be held every year until the next required shareholder advisory vote on the frequency of the advisory vote on executive compensation.
Proposal 8

The authorization of the Board to repurchase up to 10% of the Company’s issued share capital, at prices ranging from the nominal value of the shares up to 110% of the market price for the shares, until November 19, 2024 was approved based on the following votes:

FOR	AGAINST	ABSTAIN
290,685,372	1,229,600	566,237

Proposal 9

The cancellation of all or a portion of shares held in or repurchased into the Company’s treasury account was approved based on the following votes:

FOR	AGAINST	ABSTAIN
291,877,535	351,095	252,579

Item 8.01.     Other Events.
As discussed under Item 5.07 above, at the Annual Meeting, the Company’s shareholders approved a new share repurchase program authorizing the Company to repurchase up to 10% of the Company’s issued share capital as of the date of the Annual Meeting, or 34,042,250 shares, until November 19, 2024. The repurchases may be executed from time to time through open market or privately negotiated transactions, and the amount and timing of any future share repurchases will depend on, and be subject to, market conditions, general economic conditions, applicable legal requirements and other corporate considerations. The share repurchase program may be suspended or discontinued at any time and does not obligate the Company to acquire any particular number of shares.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LYONDELLBASELL INDUSTRIES N.V.

Date:	May 19, 2023
/s/ Jeffrey A. Kaplan
Jeffrey A. Kaplan
Executive Vice President and Chief Legal Officer